As filed with the Securities and Exchange Commission on November 8, 2002.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________________

Form S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________

PORTFOLIO RECOVERY ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)

Delaware	7322	75-3078675
(State or other jurisdiction of	(Primary standard industrial	(I.R.S. employer identification
incorporation or organization)	classification code number)	number)

120 Corporate Boulevard
Norfolk, Virginia 23502
(888) 772-7326
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________

Steven D. Fredrickson
Chairman of the Board,
Chief Executive Officer and President
Portfolio Recovery Associates, Inc.
120 Corporate Boulevard
Norfolk, Virginia 23502
(888) 772-7326
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Charles I. Weissman, Esq	Jon A. Ballis, Esq.
Swidler Berlin Shereff Friedman, LLP	Sidley Austin Brown & Wood
405 Lexington Avenue, 12th Floor	Bank One Plaza, 10 South Dearborn Street
New York, New York 10174	Chicago, Illinois 60603
(212) 973-0111	(312) 853-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

__________________

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration No. 333-99225.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

__________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maximum
Securities to be	Additional Amounts	Aggregate Offering	Amount of
Registered	to be Registered(1)	Price(1)	Registration Fee

Common Stock, $0.01 par value	494,500	$6,428,500	$591.42

(1)	Includes 64,500 shares of common stock that the underwriters have an option to purchase solely to cover over-allotments, if any.

This Registration Statement shall become effective in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V of Form S-1, both promulgated under the Securities Act of 1933, as amended, to register an additional 494,500 shares of common stock, par value $0.01 per share, of Portfolio Recovery Associates, Inc. (the “Company”). The contents of the Registration Statement on Form S-1 (Registration No. 333-99225) filed by Portfolio Recovery Associates, Inc. with the Securities and Exchange Commission (the “Commission”), which was declared effective November 6, 2002, are incorporated by reference into, and shall be deemed a part of, this Registration Statement.

CERTIFICATION

     The Company hereby certifies to the Commission that it has instructed its bank to pay the Commission the filing fee of $591.42 for the additional shares of common stock being registered hereby as soon as practicable (but in any event no later than the close of business on November 8, 2002); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank during regular business hours on November 8, 2002.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

     All exhibits filed with or incorporated by reference in Registration Statement No. 333-99225 are incorporated by reference into, and shall be deemed to be part of, this registration statement, except for the following which are filed herewith.

Exhibit Number	Exhibit Description

5.1	Opinion of Swidler Berlin Shereff Friedman, LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Swidler Berlin Shereff Friedman, LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (incorporated by reference to the Registration Statement on Form S-1 of Portfolio Recovery Associates, Inc. (Registration No. 333-99225))

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Portfolio Recovery Associates, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, in the Commonwealth of Virginia, on November 7, 2002.

PORTFOLIO RECOVERY ASSOCIATES, INC.

By:	/s/ STEVEN D. FREDRICKSON Steven D. Fredrickson Chief Executive Officer, President and Chairman of the Board of Directors

By:	/s/ KEVIN P. STEVENSON Kevin P. Stevenson Chief Financial Officer, Senior Vice President, Treasurer and Assistant Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacity and on the dates indicated.

Signature	Title	Date

/s/ STEVEN D. FREDRICKSON Steven D. Fredrickson	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	November 7, 2002

/s/ KEVIN P. STEVENSON Kevin P. Stevenson	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	November 7, 2002

/s/ DAVID N. ROBERTS David N. Roberts	Director	November 7, 2002